EX-99.B(h)


                                   SCHEDULE A

                              THE PBHG FUNDS, INC.

     The PBHG Funds, Inc. consists of the following Funds, each of which is subject to this Agreement:


PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund




Dated: December 3, 1998

                                   SCHEDULE A

                              THE PBHG FUNDS, INC.

     The PBHG Funds, Inc. consists of the following Funds, each of which is subject to this Agreement:


PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund




Dated: January 25, 1999

                                   SCHEDULE A

     The following Portfolios are included under the terms of this Amendment:

PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund




Dated: December 3, 1998

                                   SCHEDULE A

     The following Portfolios are included under the terms of this Amendment:

PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund



Dated: January 25, 1999

                     Exhibit A dated December 3, 1998 to the
                        Agency Agreement dated January 1,
                                  1998 between
                   The PBHG Funds, Inc. and DST Systems, Inc.

                                               Type of           Open/          State of         Taxpayer
 Fund Name                                  Organization        Closed        Organization       I.D. No.
 ---------                                  ------------        ------        ------------       --------
PBHG Growth Fund                             corporation         Open           Maryland        76-0163417
PBHG Emerging Growth Fund                    corporation         Open           Maryland        23-2765951
PBHG Large Cap Growth Fund                   corporation         Open           Maryland        23-2798372
PBHG Select Equity Fund                      corporation         Open           Maryland        23-2798367
PBHG Core Growth Fund                        corporation         Open           Maryland        23-2829101
PBHG Limited Fund                            corporation         Open           Maryland        23-2846976
PBHG Large Cap 20 Fund                       corporation         Open           Maryland        23-2860860
PBHG Large Cap Value Fund                    corporation         Open           Maryland        23-2862589
PBHG Mid-Cap Value Fund                      corporation         Open           Maryland        23-2862587
PBHG Small Cap Value Fund                    corporation         Open           Maryland        23-2882099
PBHG International Fund                      corporation         Open           Maryland        23-2759465
PBHG Cash Reserves Fund                      corporation         Open           Maryland        23-2798368
PBHG Technology &
  Communications Fund                        corporation         Open           Maryland        23-2815873
PBHG Strategic Small Company Fund            corporation         Open           Maryland        23-2882099
PBHG Focused Value Fund                      corporation         Open           Maryland        23-2988594






Dated: December 3, 1998

                     Exhibit A dated January 25, 1999 to the
                        Agency Agreement dated January 1,
                                  1998 between
                   The PBHG Funds, Inc. and DST Systems, Inc.


                                               Type of           Open/          State of         Taxpayer
 Fund Name                                  Organization        Closed        Organization       I.D. No.
 ---------                                  ------------        ------        ------------       --------
PBHG Growth Fund                             corporation          Open           Maryland       76-0163417
PBHG Emerging Growth Fund                    corporation          Open           Maryland       23-2765951
PBHG Large Cap Growth Fund                   corporation          Open           Maryland       23-2798372
PBHG Select Equity Fund                      corporation          Open           Maryland       23-2798367
PBHG Core Growth Fund                        corporation          Open           Maryland       23-2829101
PBHG Limited Fund                            corporation          Open           Maryland       23-2846976
PBHG Large Cap 20 Fund                       corporation          Open           Maryland       23-2860860
PBHG Large Cap Value Fund                    corporation          Open           Maryland       23-2862589
PBHG Mid-Cap Value Fund                      corporation          Open           Maryland       23-2862587
PBHG Small Cap Value Fund                    corporation          Open           Maryland       23-2882099
PBHG International Fund                      corporation          Open           Maryland       23-2759465
PBHG Cash Reserves Fund                      corporation          Open           Maryland       23-2798368
PBHG Technology &
  Communications Fund                        corporation          Open           Maryland       23-2815873
PBHG Strategic Small Company Fund            corporation          Open           Maryland       23-2882099
PBHG Focused Value Fund                      corporation          Open           Maryland       23-2988594
PBHG New Opportunities Fund                  corporation          Open           Maryland       23-2988593





Dated: January 25, 1999

                              THE PBHG FUNDS, INC.

                          EXPENSE LIMITATION AGREEMENT


     EXPENSE LIMITATION AGREEMENT, effective as of December 3, 1998, by and between Pilgrim Baxter & Associates, Ltd. (the "Adviser") and The PBHG Funds, Inc. (the "Fund"), on behalf of each portfolio of the Fund set forth in Schedule A (each a "Portfolio", and collectively, the "Portfolios").

     WHEREAS, the Fund is a Maryland corporation organized under Articles of Incorporation dated July 31,1992 (the "Articles"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company of the series type and each Portfolio is one of the series of the Fund; and

     WHEREAS, the Fund and the Adviser have entered into an Investment Advisory Agreement (the "Advisory Agreement"), pursuant to which the Adviser will render investment advisory services to each Portfolio for compensation based on the value of the average daily net assets of each such Portfolio; and

     WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to maintain certain expenses of each Portfolio at a level below the level to which each such Portfolio would normally be subject during its start-up period.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. EXPENSE LIMITATION.

     1.1 APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses incurred by a Portfolio in any fiscal year, including but not limited to investment advisory fees of the Adviser (but excluding: (i) interest, taxes, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; and (ii) other extraordinary expenses not incurred in the ordinary course of such Portfolio's business) ("Portfolio Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.

     1.2 OPERATING EXPENSE LIMIT. The Operating Expense Limit in any year shall be as set forth in Schedule A as to each Portfolio, or such other rate as may be agreed to in writing by the parties.

     1.3 METHOD OF COMPUTATION. To determine the Adviser's liability with respect to the Excess Amount, each month the Portfolio Operating Expenses for each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses for any month of a Portfolio exceed the Operating Expense Limit of such Portfolio, the Adviser shall first waive or reduce its investment management fee for such month by an amount sufficient to reduce the annualized Portfolio Operating Expenses to an amount no higher than the Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced advisory fee, is sufficient to pay such Excess Amount.

     1.4 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Adviser to the Portfolio or Portfolios with respect to the previous fiscal year shall equal the Excess Amount.

     2. REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

     2.1 REIMBURSEMENT. If in any year during which the total assets of a Portfolio are greater than $75 million and in which the Advisory Agreement is still in effect, the estimated aggregate Portfolio Operating Expenses of such Portfolio for the fiscal year are less than the Operating Expense Limit for that year, subject to quarterly approval by the Fund's Board of Directors as provided in Section 2.2 below, the Adviser shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the advisory fees waived or reduced and other payments remitted by the Adviser to such Portfolio pursuant to
Section 1 hereof. The total amount of reimbursement to which the Adviser may be entitled (the "Reimbursement Amount") shall equal, at any time, the sum of all investment advisory fees previously waived or reduced by the Adviser and all other payments remitted by the Adviser to the Portfolio, pursuant to Section 1 hereof, during any of the previous two (2) fiscal years, less any reimbursement previously paid by such Portfolio to the Adviser, pursuant to Sections 2.2 or
2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

     2.2 BOARD APPROVAL. No reimbursement shall be paid to the Adviser pursuant to this provision in any fiscal quarter, unless the Fund's Board of Directors has determined that the payment of such reimbursement is in the best interests of the Portfolio or Portfolios and their shareholders. The Fund's Board of Directors shall determine quarterly in advance whether any reimbursement may be paid to the Adviser in such quarter.

     2.3 METHOD OF COMPUTATION. To determine each Portfolio's payments, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Portfolio Operating Expenses of each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses of a Portfolio for any month are less than the Operating Expense Limit of such Portfolio, such Portfolio, only with the prior approval of the Board, shall pay to the Adviser an amount sufficient to increase the annualized Portfolio Operating Expenses of that Portfolio to an amount no greater than the Operating Expense Limit of that Portfolio, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount.

     2.4 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Portfolio Operating Expenses of a Portfolio for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

     3. TERM AND TERMINATION OF AGREEMENT.

     This Agreement shall continue in effect for a period of one year from the date of its execution and from year to year thereafter provided such continuance is specifically approved by a majority of the Directors of the Fund who (i) are not "interested persons" of the Fund or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Directors"). Nevertheless, this Agreement may be terminated as to any one or all Portfolios by either party hereto, without payment of any penalty, upon 90 days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Fund, such action shall be authorized by resolution of a majority of the Non-Interested Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

     4. MISCELLANEOUS.

     4.1 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2 INTERPRETATION. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to conflicts of law rules. Nothing herein contained shall be deemed to require the Fund or any Portfolio to take any action contrary to the Fund's Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Directors of its responsibility for and control of the conduct of the affairs of the Fund or the Portfolios.

     4.3 DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


ATTEST:                               THE PBHG FUNDS, INC.
                                      on behalf of each of the
                                      Portfolios listed on Schedule A


                                      By: __________________________
Secretary


ATTEST:                               PILGRIM BAXTER & ASSOCIATES, LTD.


                                      By: __________________________
Secretary

                                   SCHEDULE A
                                       TO
                          EXPENSE LIMITATION AGREEMENT


                                                                   Operating
                                                                    Expense
                                                                     Limit
                                                                   ---------
This Agreement relates to the following
Portfolios of the Fund:



PBHG Focused Value Fund                                              1.50%



DATED: December 3, 1998

                              THE PBHG FUNDS, INC.

                          EXPENSE LIMITATION AGREEMENT


     EXPENSE LIMITATION AGREEMENT, effective as of January 25, 1999, by and between Pilgrim Baxter & Associates, Ltd. (the "Adviser") and The PBHG Funds, Inc. (the "Fund"), on behalf of each portfolio of the Fund set forth in Schedule A (each a "Portfolio", and collectively, the "Portfolios").

     WHEREAS, the Fund is a Maryland corporation organized under Articles of Incorporation dated July 31,1992 (the "Articles"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company of the series type and each Portfolio is one of the series of the Fund; and

     WHEREAS, the Fund and the Adviser have entered into an Investment Advisory Agreement (the "Advisory Agreement"), pursuant to which the Adviser will render investment advisory services to each Portfolio for compensation based on the value of the average daily net assets of each such Portfolio; and

     WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to maintain certain expenses of each Portfolio at a level below the level to which each such Portfolio would normally be subject during its start-up period.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. EXPENSE LIMITATION.

     1.1 APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses incurred by a Portfolio in any fiscal year, including but not limited to investment advisory fees of the Adviser (but excluding: (i) interest, taxes, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; and (ii) other extraordinary expenses not incurred in the ordinary course of such Portfolio's business) ("Portfolio Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.

     1.2 OPERATING EXPENSE LIMIT. The Operating Expense Limit in any year shall be as set forth in Schedule A as to each Portfolio, or such other rate as may be agreed to in writing by the parties.

     1.3 METHOD OF COMPUTATION. To determine the Adviser's liability with respect to the Excess Amount, each month the Portfolio Operating Expenses for each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses for any month of a Portfolio exceed the Operating Expense Limit of such Portfolio, the Adviser shall first waive or reduce its investment management fee for such month by an amount sufficient to reduce the annualized Portfolio Operating Expenses to an amount no higher than the Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced advisory fee, is sufficient to pay such Excess Amount.

     1.4 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the advisory fees waived or reduced and other payments remitted by the Adviser to the Portfolio or Portfolios with respect to the previous fiscal year shall equal the Excess Amount.

     2. REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

     2.1 REIMBURSEMENT. If in any year during which the total assets of a Portfolio are greater than $75 million and in which the Advisory Agreement is still in effect, the estimated aggregate Portfolio Operating Expenses of such Portfolio for the fiscal year are less than the Operating Expense Limit for that year, subject to quarterly approval by the Fund's Board of Directors as provided in Section 2.2 below, the Adviser shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the advisory fees waived or reduced and other payments remitted by the Adviser to such Portfolio pursuant to
Section 1 hereof. The total amount of reimbursement to which the Adviser may be entitled (the "Reimbursement Amount") shall equal, at any time, the sum of all investment advisory fees previously waived or reduced by the Adviser and all other payments remitted by the Adviser to the Portfolio, pursuant to Section 1 hereof, during any of the previous two (2) fiscal years, less any reimbursement previously paid by such Portfolio to the Adviser, pursuant to Sections 2.2 or
2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

     2.2 BOARD APPROVAL. No reimbursement shall be paid to the Adviser pursuant to this provision in any fiscal quarter, unless the Fund's Board of Directors has determined that the payment of such reimbursement is in the best interests of the Portfolio or Portfolios and their shareholders. The Fund's Board of Directors shall determine quarterly in advance whether any reimbursement may be paid to the Adviser in such quarter.

     2.3 METHOD OF COMPUTATION. To determine each Portfolio's payments, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Portfolio Operating Expenses of each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses of a Portfolio for any month are less than the Operating Expense Limit of such Portfolio, such Portfolio, only with the prior approval of the Board, shall pay to the Adviser an amount sufficient to increase the annualized Portfolio Operating Expenses of that Portfolio to an amount no greater than the Operating Expense Limit of that Portfolio, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount.

     2.4 YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Portfolio Operating Expenses of a Portfolio for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

     3. TERM AND TERMINATION OF AGREEMENT.

     This Agreement shall continue in effect for a period of one year from the date of its execution and from year to year thereafter provided such continuance is specifically approved by a majority of the Directors of the Fund who (i) are not "interested persons" of the Fund or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Directors"). Nevertheless, this Agreement may be terminated as to any one or all Portfolios by either party hereto, without payment of any penalty, upon 90 days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Fund, such action shall be authorized by resolution of a majority of the Non-Interested Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund.

     4. MISCELLANEOUS.

     4.1 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2 INTERPRETATION. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to conflicts of law rules. Nothing herein contained shall be deemed to require the Fund or any Portfolio to take any action contrary to the Fund's Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Directors of its responsibility for and control of the conduct of the affairs of the Fund or the Portfolios.

     4.3 DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


ATTEST:                                   THE PBHG FUNDS, INC.
                                          on behalf of each of the
                                          Portfolios listed on Schedule A


                                          By: __________________________
Secretary


ATTEST:                                   PILGRIM BAXTER & ASSOCIATES, LTD.


                                          By: __________________________
Secretary

                                   SCHEDULE A
                                       TO
                          EXPENSE LIMITATION AGREEMENT


                                                                    Operating
                                                                     Expense
                                                                      Limit
                                                                    ---------
This Agreement relates to the following
Portfolios of the Fund:



PBHG New Opportunities Fund                                           1.50%





DATED: January 25, 1999